UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

June 1, 2022	000-51254
Date of Report (Date of earliest event reported)	Commission File Number

PARKS! AMERICA, INC.

(Exact name of registrant as specified in its charter)

Nevada	91-0626756
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1300 Oak Grove Road

Pine Mountain, GA 31822

(Address of Principal Executive Offices) (Zip Code)

(706) 663-8744

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PRKA	OTCPink

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 1, 2022, Parks! America, Inc. (the “Company”) Board of Directors issued a news release (the “News Release”) announcing today it has updated and renewed its contract with Dale Van Voorhis effective June 1, 2022. Mr. Van Voorhis will serve as the Interim CEO and the Board undertaking the search for a new CEO.

Under his new contract, Mr. Van Voorhis will continue as the Chairman of the Company’s Board of Directors, and will play a primary role in recruiting and on-boarding the new CEO. Until a new CEO is hired, Mr. Van Voorhis has agreed to act as interim CEO. This new contract has a term of two years.

Item 8.01. Other Events

The Board of Directors also announced the formation of a Strategic Growth Committee. The initial focus of this Committee will be the recruitment of the Company’s new CEO. This Committee will also play a lead role in various strategic planning initiatives of the Company. Rick Ruffolo has been appointed to lead this Committee, with Lisa Brady, Charles Kohnen and Dale Van Voorhis also serving as members.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired:

Not applicable

(b) Pro forma financial information:

Not applicable

(c) Shell company transactions:

Not applicable

(d) Exhibits:

Exhibit No.	Description of Exhibit
10.1	Employment Agreement with Dale Van Voorhis effective June 1, 2022
99.1	Strategic Growth Committee Charter
99.2	News release issued by Parks! America, Inc. on June 1, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2022

PARKS! AMERICA, INC.

By:	/s/ Todd R. White
Name:	Todd R. White
Title:	Chief Financial Officer

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